UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 25, 2022

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	TWTR	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on May 25, 2022, Twitter, Inc. (the “Company”) held its annual meeting of stockholders (the “Meeting”). Egon Durban did not receive a majority of the votes cast at the Meeting for his election to the Company’s Board of Directors (the “Board”). In accordance with the Company’s Corporate Governance Guidelines, in advance of his nomination, Mr. Durban tendered his resignation as a member of the Board, with the effectiveness of such resignation being conditioned upon (a) Mr. Durban not receiving a majority of the votes cast for his election at the Meeting and (b) the Board’s acceptance of such resignation (the “Tendered Resignation”).

The Board believes that the reason Mr. Durban failed to receive the support of a majority of the votes cast for his reelection to the Board at the Meeting was due to proxy advisory firm voting guidelines, as well as voting policies of certain institutional investors regarding board service limitations. As disclosed in the Company’s proxy statement, Mr. Durban serves on the boards of directors of six other publicly traded companies.

Following deliberations, on May 26, 2022, the Board determined not to accept the Tendered Resignation in connection with Mr. Durban’s agreement to reduce his board service commitment to no more than five public company boards by May 25, 2023 (the “Remediation Date”).

In making its determination, the Board considered the recommendation of the Company’s Nominating and Corporate Governance Committee (the “Nominating Committee”) to not accept the Tendered Resignation. The Nominating Committee, in making its recommendation to the Board, considered factors they deemed relevant, including Mr. Durban’s appointment to the Board pursuant to a March 9, 2020 agreement between the Company and funds affiliated with Silver Lake (collectively, “Silver Lake”), whereby Silver Lake has the right to designate one nominee on the Company’s slate of nominees for election to the Board. The Nominating Committee further considered Mr. Durban’s other commitments in light of his overall contributions to the Board and was confident that Mr. Durban has sufficient capacity to fulfill his fiduciary duties to the Company’s stockholders.

The Board considers Mr. Durban a highly effective member and believes that he brings to the Board an unparalleled operational knowledge of the industry, a unique perspective, and an invaluable skill set and experience with mergers and acquisitions. The Board noted that Mr. Durban has strengthened its ability to oversee the Company’s long-term value creation strategy and effectively govern its implementation. Further, Mr. Durban is consistently well-prepared, engaged and a meaningful contributor to Board meetings and discussions.

While the Board does not believe that Mr. Durban’s other public company directorships will become an impediment if such engagements were to continue, Mr. Durban’s commitment to reduce his board service commitment to five public company boards by the Remediation Date appropriately addresses the concerns raised by stockholders with regard to such engagements. Accordingly, the Board has reached the determination that accepting Mr. Durban’s Tendered Resignation at this time is not in the best interests of the Company.

Mr. Durban did not participate in the deliberations by the Nominating Committee or the Board regarding whether to accept the Tendered Resignation.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Present at the Meeting in person or by proxy were holders of 602,879,599 shares of common stock of the Company, representing 78.95% of the voting power of the common stock of the Company issued and outstanding and entitled to vote as of the close of business on March 30, 2022, the record date for the Meeting, and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following proposals at the Meeting:

Proposal 1. Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Egon Durban	196,812,521	257,276,746	684,456	148,105,876
Patrick Pichette	440,609,266	10,969,791	3,194,666	148,105,876

Based on the votes set forth above, Mr. Pichette was duly elected to serve until the 2025 annual meeting of stockholders and until his successor is duly elected and qualified.

As described in Item 5.02 above, Mr. Durban did not receive a majority of the votes cast at the Meeting and, in accordance with the Company’s Corporate Governance Guidelines, had tendered his resignation to the Board, with the effectiveness of such resignation being conditioned on Mr. Durban’s failure to receive a majority of the votes cast with respect to his election at the Meeting and the Board’s acceptance of such resignation. Under the Company’s Corporate Governance Guidelines, the Nominating Committee was required to promptly consider whether to accept Mr. Durban’s Tendered Resignation and promptly submit such recommendation for prompt consideration by the Board. Following deliberations, on May 26, 2022, the Board determined not to accept the Tendered Resignation as described more fully above, and Mr. Durban will continue to serve as a Class III director until the 2025 annual meeting of stockholders and until his successor is duly elected and qualified.

Proposal 2. Advisory Vote on the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
262,714,102	188,709,171	3,350,450	148,105,876

Based on the votes set forth above, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
595,214,647	6,673,845	991,107

There were no broker non-votes on this proposal.

Based on the votes set forth above, the stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Proposal 4. Declassification Proposal

For	Against	Abstain	Broker Non-Votes
450,851,837	2,994,802	927,084	148,105,876

This proposal required the approval of 80% of the voting power of the common stock of the Company issued and outstanding and entitled to vote.

Based on the votes set forth above, the stockholders did not approve an amendment to the Company’s amended and restated certificate of incorporation to declassify the Company’s board of directors.

Proposal 5. Stockholder Proposal Regarding a Report on Risks of the Use of Concealment Clauses

For	Against	Abstain	Broker Non-Votes
308,589,650	139,383,862	6,800,211	148,105,876

Based on the votes set forth above, the stockholders approved the stockholder proposal regarding a report on risks of the use of concealment clauses.

Proposal 6. Stockholder Proposal Regarding a Director Candidate with Human and/or Civil Rights Expertise

For	Against	Abstain	Broker Non-Votes
67,134,559	382,166,005	5,473,159	148,105,876

Based on the votes set forth above, the stockholders did not approve the stockholder proposal regarding a director candidate with human and/or civil rights expertise.

Proposal 7. Stockholder Proposal Regarding an Audit Analyzing the Company’s Impacts on Civil Rights and Non-Discrimination

For	Against	Abstain	Broker Non-Votes
10,070,215	436,307,352	8,396,156	148,105,876

Based on the votes set forth above, the stockholders did not approve the stockholder proposal regarding an audit analyzing the Company’s impacts on civil rights and non-discrimination.

Proposal 8. Stockholder Proposal Regarding an Electoral Spending Report

For	Against	Abstain	Broker Non-Votes
239,467,536	208,800,748	6,505,439	148,105,876

Based on the votes set forth above, the stockholders approved the stockholder proposal regarding an electoral spending report.

Proposal 9. Stockholder Proposal Regarding a Report on Lobbying Activities and Expenditures

For	Against	Abstain	Broker Non-Votes
182,605,583	265,492,944	6,675,196	148,105,876

Based on the votes set forth above, the stockholders did not approve the stockholder proposal regarding a report on lobbying activities and expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Sean Edgett
Sean Edgett General Counsel

Date: May 27, 2022